UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UGODS, INC.

(Name of small business issuer in its charter)

NEVADA	1000	20-2304161
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

UGODS, Inc.

Alexander Long, President
9101 West Sahara, Suite 105-195
Las Vegas, NV
89117-5772
Telephone: (702) 528-2499
Fax: (519) 380-9991

(Address and telephone number of principal executive offices)

1st Global Stock Transfer, LLC

7361 Prairie Falcon Road, Suite 110
Las Vegas, NV
89128
Telephone: (702) 656-4919
Fax: (702) 304-0634

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Dollar Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	$32,000	$0.50	$64,000	$6.85

(1) Based on the last sales price on April 20th, 2005.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with
Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion on December 8th, 2005.

Prospectus

UGODS, Inc.
128,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 9-13.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed judgment upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8th, 2005.

Table of Contents
	Page
Summary	10
Risk Factors	11
If we do not obtain additional financing, our business will fail.	11
If we do not complete the required investments we forfeit our land back to our vendor.	11
Having only recently commenced business operations, we face a high risk of business failure and this could result in a complete loss of your investment.	12
Due to the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.	12
We expect to incur operating losses for the foreseeable future, without financing our business will fail.	12
Due to the inherent dangers of mineral exploration, there is a risk that we may incur liability or damages as we conduct business.	13
Even if we do discover valuable commercial reserves of precious metals on our property, we can not guarantee that we will be able to advance these reserves into commercial production.	13
We may be subject to burdensome government regulations or other legal uncertainties; this could negatively affect our business.	13
Averse weather conditions may arise and delay or restrict exploration or mining efforts.	13
Because our directors own the majority (greater than 50%) of our common stock, they control corporate decisions that could be disadvantageous to other minority shareholders.	14
Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	14
Because management has no technical experience and no formal training in mineral exploration, there is a higher risk that of business failure.	14
Currently there is no active market for our common stock and if a market for our common stock does not develop, shareholders maybe unable to sell their shares.	14
Our stock is regarded as “penny stock” which may limit a shareholder’s ability to buy or sell our stock.	14
Forward-Looking Statements	15
Use of Proceeds	16
Determination of Offering Price & Dilution	16
Selling Security Holders	16
Plan of Distribution	21
Legal Proceedings	22
Directors, Executive Officers, Promoters and Control Persons	22
Security Ownership and Certain Beneficial Owners	24
Description of Securities	24
Experts	26
Interests of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification	26
Organization Within Last Five Years	27
Description of Business	27
Management Discussion and Analysis or Plan of Operation	33
Description of Properties	36
Certain Relationships and Related Transactions	37
Market for Common Equity and Related Stockholders Matters	38
Executive Compensation	39
Financial Statements	40
Changes In and Disagreements with Accountants	52
Indemnification of Officers	52
Other Expenses of Issuance and Distribution	55
Recent Sales of Unregistered Securities	55
	Exhibits List	56	Undertakings	56	Signatures	57

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral exploration on our sole mineral property, the Golden Partridge property in northern British Columbia. We have acquired 100% working interest in 14 land claims from Decoors Mining Corporation and we believe the area to be potentially lucrative.

Our objective is to conduct mineral exploration activities on the property in order to assess whether it does possess economic reserves of gold, platinum, silver and other ores. We have not yet identified any economic mineralization on the property. We have begun the preliminary stages of a proposed exploration and prospecting program to search for valuable mineral deposits.

We were incorporated in the State of Nevada on the 8th of February, 2005, under the laws of that state. Our principle office is located at suite 105-195, 9101 West Sahara, Las Vegas, NV, USA, 89117-5772. Our phone number is (360) 961-9560.

The Offering

Securities Being Offered	Up to 128,000 shares of common stock
Offering Price

The selling shareholders will sell our stock at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. This offering price was determined based upon the price of the last sale of our common stock to our investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus
Termination of the Offering	The offering will conclude once all of the 128,000 shares are sold or when we decide to terminate the registration of the shares.
Securities Issued and to be Issued	10,128,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All the common stock sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the share holders.

Summary Financial Information

Balance Sheet

October 31st, 2005

Cash	$4,990.00
Total Assets	$4,990.00
Total Liabilities	$0.00
Total Stockholders' Equity	$4,990.00

Statement of Operations

From Incorporation on Feb 8th, 2005

(Inception) To Oct 31st, 2005

Revenue	$0.00
Net Loss and Deficit	($56,010.00)

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to investing in our stock you should consider the risks outlined below as well as the other information in this prospectus. If any of the circumstances or events described in the following risks were to actually occur, our business, operating results and financial condition could be seriously harmed. Hence, the trading price of our common stock, when and if we trade at a later date, could be affected and your investment dollars may be put into jeopardy.

If we do not obtain additional financing, our business will fail.

We have never generated revenue from mining operations and may not in the future. Our net loss since inception to October 31st, 2005 is $56,010. We expect to continue to incur additional losses in the foreseeable future, and we may never become profitable. Our business plan, outlined in three stages by our consulting geologist, calls for significant expenses related to exploration of our mineral claims before profitable business operations can commence. While we do have sufficient funds to conduct initial exploration on our land, we will require additional financing in order to continue operating. Even after completing all proposed exploration, we may not realize a profit.

Our ability to become and maintain profitability and generate a positive cash flow, during and after these phases, is dependant upon three key factors. Our ability to locate and mine profitable mineral properties, our ability to generate revenues and our ability to reduce exploration costs at all stages of work in progress. We cannot guarantee that we will be successful generating revenues in the future. Failure to generate revenues will cause us to go out of business.

If we do not complete the required investments we forfeit our land back to our vendor.

Our land claim is currently registered to DeCoors Mining Corporation and contracted for use to us. The claim has a current expiry date of January 24, 2006. In order to maintain title in good physical standing it will be necessary for our company to perform and record physical or other acceptable work with value of $4.00/hectare in anniversary years 1, 2 and 3, and $8.00/hectare in subsequent years or pay the equivalent sum as cash in lieu of work. Failure to do work or pay the outlined cash fee will result in forfeiture of title.

Having only recently commenced business operations, we face a high risk of business failure and this could result in a complete loss of your investment.

While we have begun preliminary exploration of our mineral claims we have no way to evaluate the likelihood that we will operate our business successfully in the future. We were incorporated on February 8th, 2005 and to date have been primarily involved in organizational activities, evaluation of project resources, staking mineral claims and preliminary exploration and excavation. As of the date of this prospectus we have not earned any revenues. Potential investors should be aware of the difficulties normally encountered in connection with new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unusual or unexpected rock formations that make mineral extraction more difficult and expensive, weather conditions and natural disasters that prevent exploration, and the inability to obtain suitable or adequate machinery and equipment or geological expertise.

We have no history upon which to base any assumption as to the likelihood that our business will prove successful. As a result of this we can provide little or no assurance to investors that we will generate any revenues or ever achieve profitable operations. If we are unsuccessful in addressing the above outlined risks, our business will likely fail.

Due to the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

As a business, the search for valuable minerals is extremely risky. As of the date of this prospectus we are only in the initial stages of exploration of our land and thus there is no method of evaluation of the likelihood of establishing commercially exploitable mineral reserves. We may not find commercially valuable reserves on our land. If this is the case, funds that we spent on exploration will be lost. As well, problems such as unexpected or unusual formations and other conditions that may be encountered in mineral exploration often result in unsuccessful efforts. In such a case, we may not be able to complete our business plan.

We expect to incur operating losses for the foreseeable future, without financing our business will fail.

We have never earned revenues and never been profitable. Before we have completed exploration of our property, we anticipate that we will incur increased expenses with no revenue. We therefore expect to realize large losses into the foreseeable future. If we are not able to generate financing or achieve revenues, our business will fail and you will lose your investment.

Due to the inherent dangers of mineral exploration, there is a risk that we may incur liability or damages as we conduct business.

There are many hazards involved in the exploration of valuable minerals. As a result we may become subject to liability for such hazards, including cave-ins, pollution and other hazards against which we cannot or have elected not to insure ourselves. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your investment.

Even if we do discover valuable commercial reserves of precious metals on our property, we can not guarantee that we will be able to advance these reserves into commercial production.

If our exploration programs are successful in establishing that our property does contain commercial grade and tonnage of valuable metals, we will require additional funding in order to commence commercial production. We may not be able to obtain such financing.

We may be subject to burdensome government regulations or other legal uncertainties; this could negatively affect our business.

Under Canadian mining law there are several regulations in place that restrict and regulate mineral property development and exploration. The laws include but are not limited to, requirement of work permits, the posting of bonds and the performance of remediation work for any physical disturbance to the land. These costs are expected to be incurred at least modestly in the future.

In addition, if the legal and regulatory environment pertaining to mineral exploration changes this could affect our costs of doing business. These new laws, coupled with existing ones, may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Averse weather conditions may arise and delay or restrict exploration or mining efforts.

Access to our property may be limited at certain times of the year due to adverse weather conditions. While summers are pleasantly warm, winter temperatures often reach -40oC and lower. Our claim area is also known to receive deep snow accumulation as well. While these weather patterns are expected they are not totally predictable and this could negatively affect our operations.

Because our directors own the majority (greater than 50%) of our common stock, they control corporate decisions that could be disadvantageous to other minority shareholders.

As our director owns 98.7% of the outstanding shares of our common stock, he will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Alexander Long has business interests concurrent with UGODS and hence cannot devote 100% of his time to this business venture. While Mr. Long does currently have adequate time to attend to our interests, it is possible that other obligations could arise in the future. As a result he may no longer have sufficient time to devote to the management of our business.

Because management has no technical experience and no formal training in mineral exploration, there is a higher risk that of business failure.

Our president and management have no technical training in the field of geology or in the technical aspects of management of a mineral exploration company. Consequently, this lack of training and experience of our management may result in our company not taking advantage of potential acquisition and exploration opportunities without the aid of a qualified geological consultant. If such a situation arises and we are not able to attain the services of such an individual, it will make it difficult to and maybe impossible to pursue our business plan. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. These factors place our business at a higher risk that our operations, earnings and financial success could be damaged and our business, and your investment, will fail.

Currently there is no active market for our common stock and if a market for our common stock does not develop, shareholders maybe unable to sell their shares.

As of the time of this prospectus there is no market for our common stock and in the future such a market may not develop or be sustained. We plan to apply for listing of our common stock on the National Association of Securities Dealers Over the Counter (OTC) Bulletin Board upon the effectiveness of the registration statement. If our stock is not listed on the OTC Bulletin Board or if a public market for our common stock does not develop, it will be difficult for shareholders to sell their stock. In such a case, shareholders may lose some, or all of their investment. If we establish a trading market for our common stock, the market price of our stock may be significantly affected by factors such as fluctuations in our operational results, general market conditions and other factors. Furthermore, the stock market itself may experience fluctuations in price and volume that can affect the market prices for the shares of developmental stage companies, which may affect the market price of our common stock.

Our stock is regarded as “penny stock” which may limit a shareholder’s ability to buy or sell our stock.

Under the Securities Exchange Act of 1934 our stock is defined as “penny stock” and is expected to remain so for the foreseeable future. Penny stock is defined as common stock that has a market price of less than $5.00 per share and is subject to certain rules and regulations. These penny stock restrictions on broker-dealers make it difficult to sell the stock in a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling their stock in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Some broker-dealers will refuse to attempt to sell penny stock rather than complying with these rules.

A more detailed discussion of penny stock and its related broker-dealer restrictions can be found in the ‘Plan of Distribution’ section of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, silver and lead, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. You can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Our actual results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any future performance suggested herein.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will however incur all costs associated with this registration statement and prospectus.

Determination of Offering Price

The selling shareholders will sell our shares at $0.50 per share until such time that our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.50 per share was arbitrarily determined based upon the last sales of our most recent private offerings of common stock to investors, which was $0.25 per share.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders in this prospectus are offering all of the 128,000 shares of common stock in this prospectus. All shares were acquired from us in private placements, at a cost of $0.25 per share, that were exempt from the registration under the Securities Act with Rule 903 of Regulation S of the Securities Act on April 20, 2005.

The following table outlines, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling shareholders, including:

• The number of shares owned by each selling shareholder prior to this offering;
• The total number of shares that are to be offered by each selling shareholder;
• The total number of shares that will be owned by each selling shareholder upon completion of this offering; and
• The percentage owned by each selling shareholder upon completion of this offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Number of Shares Offered for Sale	Total Shares to be Owned Upon Completion of This Offering	Percent Owned Upon Completion of This Offering
Arnold, Nancy RR #1 Chatham, ON, Canada N7M 5J1	2000	2000	Nil	Nil
Babister, James 75 Semenyn Ave #2 Chatham, ON, Canada N7L 3R7	2000	2000	Nil	Nil
Bell, Lawrence 1845 Talbot Trail RR #1-Wheatley Chatham, ON, Canada N0P 2P0	2000	2000	Nil	Nil
Bishop, Joann [1] 671 Grand Ave W Chatham, ON, Canada N7l 1C5	4000	4000	Nil	Nil
Bishop, Gordon [1] 5 Pinecrest Rd Chatham, ON, Canada N7M 4H4	4000	4000	Nil	Nil
Burjoski, Peter 15th Fl. 675 Hastings St Vancouver, BC, Canada V6B 1N2	4000	4000	Nil	Nil
Craig, Stuart [3] RR #2 Tupperville, ON, Canada N0P 2M0	10,000	10,000	Nil	Nil
Craig, Bart [2] RR #2 Tupperville, ON, Canada N0P 2M0	5,000	5,000	Nil	Nil
Craig, Kathryn [3] RR #2 Tupperville, ON, Canada N0P 2M0	10,000	10,000	Nil	Nil
Fleming, Elizabeth 236 Mercer St. Chatham, ON, Canada	3000	3000	Nil	Nil
Haggis, Karen 1093 Gainsborough Rd. London, ON, Canada N6H 5L5	8000	8000	Nil	Nil
Johnson, Judy [4] 15 Southend Cres. Chatham, ON, Canada N7M 4X7	2000	2000	Nil	Nil
Johnson, Bill [4] 15 Southend Cres. Chatham, ON, Canada N7M 4X7	2000	2000	Nil	Nil
Lannoo, Richard 30 Quellscudy Dr. Chatham, ON, Canada N7M 4G4	4000	4000	Nil	Nil
Long, Alex [5] Box 25 Tilbury, ON, Canada N0P 2L0	10,000	10,000	Nil	Nil
Long, Thomas [6] 199 Stanley Ave, Apt #3 Chatham, ON, Canada N7M 3L1	4000	4000	Nil	Nil
McEllistrum, Mike 23 Birchwood St. Chatham, ON, Canada N7M 3Y7	4000	4000	Nil	Nil
McFarlane, Anne [7] 27 Marion Ave. Chatham, ON, Canada N7M 5N1	2000	2000	Nil	Nil
McFarlane, Alastair [7] 27 Marion Ave. Chatham, ON, Canada N7M 5N1	2000	2000	Nil	Nil
McKay, Robert 114 Park Ave W. Chatham, ON, Canada N7M 1V9	2000	2000	Nil	Nil
McNaught, John 107 Canterbury St. Chatham, ON, Canada N7L 2X5	2000	2000	Nil	Nil
Metcalfe, Cherie [8] 44 Kendall St Chatham, ON, Canada N7M 2X5	2000	2000	Nil	Nil
Metcalfe, Lanny [8] 44 Kendall St. Chatham, ON, Canada N7M 2X5	2000	2000	Nil	Nil
Molema, Sherry [9] 9295 Colborne St. Chatham, ON, Canada N7M 1V9	4000	4000	Nil	Nil
Molema, Perry [9] 9295 Colborne St. Chatham, ON, Canada N7M 1V9	4000	4000	Nil	Nil
Patterson, Gordon [10] 224 Patterson Ave. Chatham, ON, Canada N7M 1V3	2000	2000	Nil	Nil
Patterson, Ruth [10] 224 Patterson Ave. Chatham, ON, Canada N7M 1V3	2000	2000	Nil	Nil
Plumridge, Bill RR #1 Ridgetown, ON, Canada N0P 2C0	2000	2000	Nil	Nil
Podzorski, Dave [11] 46 Ordon Blvd. Chatham, ON, Canada N7L 4A9	2000	2000	Nil	Nil
Podzorski, Verna [11] 46 Ordon Blvd. Chatham, ON, Canada N7L 4A9	2000	2000	Nil	Nil
Renders, Myra Collision 872 Charing Cross Rd Chatham, ON, Canada N7M 5H2	4000	4000	Nil	Nil
Roorda, Andrew 305 St. Clair St. Chatham, ON, Canada N7L 3J8	10,000	10,000	Nil	Nil
Winkley, James 872 Charing Cross Rd. Chatham, ON, Canada N7M 5H2	4000	4000	Nil	Nil

1 Joann Bishop, owner of 4,000 shares of our common stock, is the wife of Gordon Bishop, the owner of 4,000 shares of our common stock.

2 Bart Craig, the owner of 5,000 shares of our common stock, is the son of Kathryn and Stuart Craig, both shareholders of our common stock.

3 Kathryn Craig, owner of 10,000 shares of our common stock, is the wife of Stuart Craig, the owner of 10,000 shares of our common stock.

4 Judy Johnson, owner of 2,000 shares of our common stock, is the wife of Bill Johnson, the owner of 2,000 shares of our common stock.

5 Alex Long Jr., owner of 10,000 shares of our common stock, is the son of Alexander Long, our director and executive officer.

6 Thomas Long, owner of 4,000 shares of our common stock, is the father of our director and executive officer, Alexander Long.

7 Anne McFarlane, owner of 2,000 shares of our common stock, is the wife of Alastair McFarlane, the owner of 2,000 shares of our common stock.

8 Cherie Metcalfe, owner of 2,000 shares of our common stock, is the wife of Lanny Metcalfe, the owner of 2,000 shares of our common stock.

9 Sherry Molema, owner of 4,000 shares of our common stock, is the wife of Perry Molema, the owner of 4,000 shares of our common stock.

10 Ruth Patterson, owner of 2,000 shares of our common stock, is the wife of Gordon Patterson, the owner of 2,000 shares of our common stock.

11 Verna Podzorski, owner of 2,000 shares of our common stock, is the wife of Dave Podzorski, the owner of 2,000 shares of our common stock.

400,000 shares that are owned by Go Public First are not included in this list, and throughout this prospectus, as they are in the process of being rescinded for failure to honour contractual obligations on behalf of Go Public First.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells additional shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages based upon 10,128,000 outstanding shares of common stock on the date of this prospectus. Furthermore, none of the selling shareholders:

• Has had a material relationship with us other than as a shareholder, with the exceptions of the above noted;
• Has ever been one of our officers or directors; or
• Is a broker-dealer or affiliate of a broker-dealer.

Plan of Distribution

The selling shareholders will act independently of UGODS Inc and hence be able to sell their shares at their leisure with regard to timing, manner and size of sales. These shareholders will sell our shares at $0.50 per share until our shares have been quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders may be:

• Prevailing market price at the time of sale;
• A related price to such prevailing market price; or
• A price privately determined by the shareholder and/or purchaser.

Our initial offering price of $0.50 per share was arbitrarily determined based upon the last sales of our most recent private offerings of common stock to investors, which was $0.25 per share. We are bearing all costs relating to the registration of the common stock, estimated to be $25,000.

The shares may be sold by means of one or more of the following methods:

• A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
• Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
• Ordinary broker transactions where the broker solicits purchases;
• Through options, swaps or derivative;
• In transactions to cover short sales; or
• In privately arranged transactions.

When selling their shares, shareholders may sell directly to the purchasers, use brokers, dealers, underwriters or agents. When they are engaged, broker-dealers may arrange for other broker-dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

If our selling shareholders enter into arrangements with brokers or dealers, as described above or in any other manner, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters. Regardless of the manner of sale, all shares will be sold in compliance with the Securities and Exchange Commission’s Rule 144.

As our stock is classified as penny stock, there are rules that regulate broker-dealer practices regarding their transactions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from these rules, deliver a standardized risk disclosure document prepared by the Commission that:

• Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
• Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
• Contains a brief, clear, narrative description of a dealer market, including ‘bid’ and ‘ask’ prices for penny stocks and the significance of the spread between the bid and ask price;
• Contains a toll-free telephone number for the inquiries on disciplinary actions;
• Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
• Contains such other information as in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

Moreover, prior to effecting any transaction in a penny stock, the broker-dealer must provide the customer with:

• Bid and offer quotations for the penny stock;
• Details of the compensation of the broker-dealer and its salesperson in the transaction;
• The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
• Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

Directors, Executive Officers, Promoters and Control Persons

Our director and executive director and his age as of the date of this prospectus are as follows:

Name	Age	Office
Alexander Long	47	President, Secretary, Treasurer and Director

Biographical Information

Mr. Alexander Long has a history of bringing into being small businesses and developing them into profitable ventures. In February of 1993 he launched Canada’s Finest Beers Ltd. As the president of this company, Mr. Long purchased all the necessary equipment and was personally in charge of the company’s production. He brought on board a European brew master as well as an engineer from Labbatt Breweries of Canada. Mr. Long also acquired the essential federal and provincial licensing required and assisted in the marketing and advertising aspects of the product. He saw the development of the company to completion and negotiated the sale of the company in March of 1997.

From April 1996 to the present, Mr. Long has operated a similar project, Canada’s Finest Waters Inc., as its president. Starting the company with the intention of bottling spring and mineral water, he spent more than eighteen months conducting research, planning and development. During that time he also joined the International Bottled Water Association; attending trade shows, workshops and seminars on bottled water. Mr. Long visited various water bottling companies in the US and Canada and also brought together labeling, marketing and delivery companies to facilitate production.

Mr. Long does not have any professional training or technical credentials in the exploration, development and operation of mines. However, over the last 5 years he has attended trade shows and seminars throughout Canada pertaining to the mining and resources sector. Mr. Long carries a free mining certificate for the leasing of claims in British Columbia and currently has over 70 claims of both hard rock and placer. He has also done extensive exploration and prospecting throughout British Columbia on numerous current and closed mining properties.

Mr. Long intends to devote approximately 33% of his business time to our affairs.

Term of Office

Our company shall have a single director, Mr. Alexander Long. Mr. Long shall serve as director until his successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership of Certain
Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding stock as of the date of this prospectus, and by the officers and directors, individually or as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Shareholder	Number of Shares	Percent of Class Shares
Common Stock	Alex Long President, Secretary, Treasurer and Director 9361 Buckhaven Dr Las Vegas, NV 89117	10,000,000	98.7%
Preferred Stock	Alex Long President, Secretary, Treasurer and Director 9361 Buckhaven Dr Las Vegas, NV 89117	5,000,000	100.0%

The percentage of class is based upon 10,128,000 common stock and 5,000,000 of preferred stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

The aggregate number of shares that our corporation shall have authority to issue shall consist of 70,000,000 shares of common stock having a par value of $0.001, and 5,000,000 shares of preferred stock having a par value of $0.001.

Common Stock

As of April 20th, 2005, there were 10,128,000 shares of our common stock issued and outstanding held by 34 shareholders of record. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of April 20th, 2005, there were 5,000,000 shares of our preferred stock issued and outstanding that is held by 1 shareholder of record. Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the rights, qualifications, designations, preferences, limitations and terms of the shares of any series of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, we have no outstanding warrants to purchase any of our shares. We may, however, issue purchase warrants in the future.

Options

As of the date of this prospectus, we have not issued and do not have outstanding any options to purchase shares of our common stock. We may, however, grant such options or establish an incentive stock option plan in the future.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into our shares of common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Experts

The financial statements included in this prospectus and registration statement have been audited by Mike J. Moore of Raben and Associates, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

The geological report for the UGODS property was prepared by Erik Ostensoe, professional geoscientist for the province of British Columbia and is included in reliance upon such report given upon the authority of Mr. Ostensoe as a professional geoscientist.

Our acting transfer agent for stock transactions is Helen Bagley, President and CEO or 1st Global Stock Transfer, LLC.

Interests of Named Experts and Counsel

None of the experts or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Commission Position of Indemnification
For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 8th, 2005, under the laws of the state of Nevada. On that date, Alexander Long was appointed as our president, director, treasurer and secretary. On the 20th of April, 2005, 128,000 common stock shares were issued to 33 shareholders in addition to the 10,000,000 common stock shares and 5,000,000 preferred shares issued to our director.

Description of Business

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties to exploit any economically viable mineral deposits. Our property encompasses 14 claims registered with the district office in Atlin, B.C., collectively known as the Golden Partridge property or UGODS claim. This property was initially leased in February of 2005 and while preliminary exploration results are hopeful, there is no assurance that any commercially viable mineral deposits exist on the property. Before a final evaluation of the economic feasibility of mineral extraction is determined, further exploration will be required. This exploration is planned to take place in three phases on the recommendation of an accredited geologist. The total estimated cost of these three phases is $328,000 to $388,000.

While we do have sufficient funds to continue work at this time we will require additional financing in order to complete full exploration of our mineral claims. Even if we determine that a mineral deposit exists on our property an economic evaluation must be completed to determine the viability of completing commercial exploration and extraction.

Golden Partridge Property Agreement

On the 14th of February, 2005, we entered into a mineral property purchase agreement with Decoors Mining Corporation, whereby they sold to us 100% right, title and interest in the mineral title “UGODS Claim” in the Atlin Mining Division of British Columbia. The initial purchase price of $1,000 was remitted to Decoors with an ongoing 3% net smelter return or royalty.

Title to the Golden Partridge Property

The Golden Partridge property consists of 14 mineral claims. The claims vary individually in size but in total comprise 3920.5 hectares. The claim details are as follows:

Claim Name	Claim Number	Expiry Date
BTT 1-20	2794	24-Jan-06
BTT 21-40	2795	24-Jan-06
BTT 41-60	2796	24-Jan-06
Julia	2642	24-Jan-06
Emily	2643	24-Jan-06
Yak 1	2727	24-Jan-06
Yak 2	2728	24-Jan-06
Yak 3	2951	24-Jan-06
Backyak 1	3411	24-Jan-06
Backyak 2	3412	24-Jan-06
Backyak 3	3413	24-Jan-06
Backyak 4	3414	24-Jan-06
Backyak 5	3415	24-Jan-06
Backyak 6	3416	24-Jan-06

Each claim has an expiry date of January 24, 2006, but can maintained in good standing after that time by performing and recording physical or other acceptable work on the property in the amount of $15,000 in the 2005 mining season and $25,000 in subsequent years.

Description, Location and Access

The UGODS claims are located in northern British Columbia in the Atlin Mining Division along the Yukon border. Our claim is 50 km northwest of the town of Atlin, B.C. and 83 km south of Whitehorse, Yukon. The nearest highway point is 40 km northeast in Carcross, Yukon. Below is a map showing our location.

The claim is located in alpine terrain: valley bottoms have an elevation of about 660 meters and higher ridges reach 2000 meters in height. The area is partly defined by Partridge Lake which lies in to the east and the valley of Jones Creek, which passes through the middle part of the claim. For practical purposes the claim is best accessed by helicopter.

The climate in this area of British Columbia is moderately cold in the winter and mild in the summer. Precipitation is strongly influenced by rain shadow effects; the Coast Mountains receive heavy rainfall whereas the valleys are much drier. Winter snow accumulation is vast in our claim area and while winter temperatures are quite cold (-40oC), they are mitigated by short intervals of warm ‘Chinook’ conditions. Summers are pleasantly warm with frequent rainfall in the mountains. Local weather reports do reference strong and sustained winds that could present serious hazards to aircraft.

Forest cover in the area is patchy, with muskeg bogs in lower elevation areas that have poorly developed drainage and/or permafrost, evergreen trees, primarily pine and spruce, along valley walls, and stands of aspen and poplar where drainage is suitable. Grassy slopes and meadows are found in many parts of the area. Our claim is largely above the tree-line which is commonly at about 700 meters.

Mineralization

Our property is situated in volcanic rocks that are surrounded by various granitic members of the Coast Plutonic Complex. Such a location is generally considered to be highly prospective for the location of metallic mineral deposits. Our claim may be expected to have similar potential for deposits of silver, base metal and gold as lucrative mining districts in the nearby Yukon. Recent warming trends have resulted in significant retreating of glaciers and snowfields revealing much previously unexposed bedrock that may reward prospecting. However, the area is difficult to access and has not been as thoroughly prospected as have more accessible sites.

Our claim area appears to be underlain by tertiary volcanic rocks. Many important precious metal deposits occur in rocks of tertiary age and often a program of careful prospecting is warranted.

History of Exploration

Our property is in close proximity to the historic Chilkoot Pass access route to the Yukon and was undoubtedly prospected by fortune seekers who diverted from the Klondike trek. Starting in 1898, the Geological Survey of Canada conducted annual field work in the area in and around the UGODS claim. At the time it was reported that four types of ore deposits; gold-silver veins, antimony-silver veins, silver-lead veins and contact metamorphic deposits, were in the area.

The present area of the UGODS claim was staked by Doron Explorations Inc. in 1986 and 1987 as the Golden Partridge property. Although further work was recommended upon the land, it was not carried through fully. The area is not known to have been prospected in recent years.

Geological Assessment Report

We retained Mr. Erik A. Ostensoe, a professional geoscientist for the province of British Columbia, to complete an initial evaluation of our property and to prepare a geological plan of action. Based upon his initial review of our property, Mr. Ostensoe has recommended that our claim does warrant further exploration. Mr. Ostensoe has recommended a three phase plan of exploration and initial excavation.

Phase I should be a three week reconnaissance survey of the entire UGODS claim area. This would involve geological mapping and surveying of the land followed by a cross reference of current findings with the past work of Doron Explorations and the regional database. This phase would determine if further work is justified.

Should it be justified, phase II will include further rock and soil geochemistry sampling, a limited amount of trenching using hand tools and dynamite, additional geochemical sampling, and simple geophysical survey methods. An extensive review of phase II findings could justify a third phase.

Phase III is wholly speculative, depending upon the location and configuration of the mineral zone. It is likely that further geophysical surveys with different techniques or more densely spaced observations, will be required to assist in designing a program of diamond drill holes to test the deeper potential of the best parts of the area.

Proposed Budget for UGODS Claim Work

Phase I:

Preliminary Work
Purchase of Maps, Photographs, Publications, etc	$200.00
Review Geological Survey Branch Files (living and travel)	$400.00
Wages	$1,000.00

Field Work (2 person crew, 3 weeks)
Mobilization and Travel	$2,000.00
Prospecting and Camping Gear	$1,000.00
Groceries and Supplies	$1,500.00
Helicopter (6 hours @ $1100/hour)	$6,600.00
Analytical Costs (100 samples)	$2,000.00
Wages (2 persons for 25 days @ $200/day/person)	$10,000.00

Subtotal:	$24,700.00
Allowance for unscheduled expense (15%):	$3,600.00
Anticipated Cost for Phase I:	$27,800.00

Phase II:

Phase II budgeting is variable based upon the findings of phase I, however, a brief outline and estimated cost can be given. A four person crew will be required to prospect, sample, trench and conduct geophysical surveys. This three week phase is expected to have a budget of between $100,000 and $150,000.

Phase III:

Phase III costs are dependant upon the findings of phase II and hence, can only be estimated and outlined. Phase III would involve new and more dense geophysical surveys to ensure holes are drilled in the most prospective areas. Speculatively, an initial drill program of 1500 to 2000 meters will be required. This phase is expected to have a budget of between $200,000 and $250,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically. During the first two phases of our exploration program there will not be any significant disturbances to the land surface and hence, no government approval is required.

For any work undertaken on our property we will be responsible for sustaining the cost of any reclamation and remediation costs needed if commercial extraction does commence. Commercial extraction refers to the establishment of a mineral reserve for its extraction through mining operations. While some preliminary disturbances will occur in the third phase of exploration, the vast majority of this commercial extraction development will occur following this phase.

As we do not know the extent of the exploration program that we will be undertaking, we can not estimate the cost of the remediation and reclamation that will be required. Hence, it is impossible at this time to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

Upon entry into commercial production, due to the increased environmental impact, the cost of complying with permit and environmental laws will be greater than in the previous phases. At this stage, permits and regulations will regulate much of our production program to limit environmental impact. Some examples of regulatory requirements that may be encountered include but are not limited to:

• An impact report on the local flora and fauna;
• Any water discharged will have to meet water standards;
• Monitoring of ground water to ensure no/minimal contamination;
• All material to be left on the surface will need to be environmentally benign; and
• The socio-economic impact will have to be evaluated and re-mediated if deemed negative.

Before we can commence the production phase we would need to submit an application to commence mining operations with the British Columbia Environmental Assessment Office. This application would then be reviewed by a project committee. This committee will ultimately advise the government as to whether our application should be approved or rejected. This process may involve steps such as consulting public and other interested parties for comments or the request of additional information from us. The length of time and cost of this process is dependant upon the size of the proposed mining operation, among other factors.

Employees

We have no employees, other than our director, as of the time of this prospectus. We intend to retain geologists and consultants on a contract basis to conduct the work programs on our property to carry out our plan of operations.

Research and Development Expenditures

Since the time of our incorporation we have not incurred any research or development expenditures.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Currently we are not required to provide annual reports to security holders. However, shareholders as well as the general public may view or download copies of all of our filings with the SEC online, including but not limited to, annual reports, quarterly reports as well as all other reports required under the Securities Exchange Act of 1934. These reports will be made available on the SEC website at www.sec.gov by performing a search of our electronic filings. We will not be a reporting issuer with the SEC until our registration statement on form SB-2 is declared effective.

Management’s Discussion and Analysis or Plan of Operation

Plan of Operations

Over the next year our plan of operations is to complete the following objectives within the specified time periods, subject to our obtaining the necessary funding for the continued exploration of our property:

• We plan to conduct phase one of our recommended exploration program on our property. As previously outlined in the ‘Description of Business’ section, phase one will consist of an exploration and prospecting program. This phase has already been commenced and will continue in the spring of 2006, the exact time is dependant on the availability of personnel and equipment. Once recommenced, phase one should take about two weeks to complete.
• If the results of phase one should warrant it, we intend to continue with phase two of our recommended exploration program. This phase is expected to cost between $100,000 and $150,000. We anticipate that we will need to raise additional funding in order to conduct this phase. If we do obtain the funding necessary, we anticipate that this phase would begin in the late spring or early summer of 2006. This phase should take approximately two months to complete.
• If a third phase should be warranted upon completion of phase two, we will continue along this path. This third phase is expected to cost between $200,000 and $250,000. This phase could be commenced as early as the middle of the summer of 2006 but it is not known how long it would continue. This would be based exclusively on how lucrative the mineral findings are in phase two.
• We anticipate spending approximately $3,000 monthly in ongoing general and administrative expenses over the next year. These expenses will consist primarily of the professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as general transfer agent fees, annual mineral claim fees and general office expenses.
• We anticipate spending approximately $25,000 in the preparation of this offering. These expenses will consist primarily of the professional fees relating to the completion of this offering.

As of our last audited statement, October 31st, 2005, we had cash reserves of $4,990 and a total working capital of $61,000. We anticipate this to be enough to cover the costs of phase one of exploration and prospecting and to pay for a significant portion of the costs of this offering as well as general and administrative expenses over the next year. Our director, Alexander Long, will infuse the company with more working capital if needed to carry us through this time. However, our ability to complete phases two and three of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our available cash reserves.

During the year following this the date of this registration statement, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be a feasible alternative as we do not have enough tangible assets to secure any debt financing. We anticipate that additional financing will be equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our exploration program. In the absence of such financing, we will not be able to continue exploration of our mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund phase two of our exploration program, there is no assurance that we will obtain the funding necessary to pursue phase three and any advanced exploration of our mineral claims. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims and our plan of operations.

Should such a situation arise, we may consider entering into a joint venture arrangement to provide the required funding to continue our development of our mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. Even if we elected to pursue a joint venture partner, there is no assurance that any other party would want to enter into a joint venture agreement with us. If we entered into a joint venture agreement, we would likely have to assign a percentage of our interest in our mineral claims to our joint venture partner.

Results of Operations

Since we are yet to complete our first fiscal year, all references below to 2005 are from February 8, 2005, the time of our inception through the date of this prospectus.

Revenues

We have no operating revenues since our inception on February 8, 2005. We anticipate that we will not generate any revenues for some time as we are a developmental or stage company.

General and Administrative Expenses

Our general and administrative expenses for 2005 are listed below:

Cost As of Date of Prospectus
General/Administrative Expense
Management Fees	$0
Mineral Property Expenditures	$12,000
Office and Miscellaneous	$13,000
Professional Fees	$3,500
Transfer Agent and Filing Fees	$1,500
Total:	$30,000

Mineral property expenditures for 2005 consisted of $12,000 for preliminary exploration and prospecting. In the future we anticipate that our property expenditures will increase as we undertake further phases of our planned exploration program in 2006.

Office and miscellaneous fees consist of general office costs such as rent, telephone and internet. These values are expected to remain relatively stable in the future.

Professional fees incurred during 2005 were incurred in connection with our initial stock offering as well as in the preparation for the filing of this registration statement with the Securities and Exchange Commission. We anticipate that our professional fees will increase as we complete the process of filing this statement and continue the process of becoming a reporting under the Security Exchange Act of 1934.

We incurred no management fees from Alexander Long in 2005.

Liquidity and Capital Resources

As we are still operating within our first fiscal year, we have no year end cash and working capital to report. As of our last audit, October 31st, 2005, we had cash in the amount of $4,990 and a total working capital of $61,000.

Plan of Operations

We anticipate that our total expenditures over the next twelve months will be approximately $350,000 to $450,000, as outlined above in the ‘Plan of Operations’ section. We anticipate that our current cash and working capital, as well as our access to additional working capital through our director, will be sufficient to enable us to sustain our operations for the next year, provided we do not commence phases two or three of our exploration. If we decide to proceed with phases two and three of our recommended program, then we will require additional financing.

Cash Used in Operating Activities

Cash used in operating activities was $56,010 for 2005 up to October 31st of 2005. This includes funds held in escrow for a stock subscription and has since been completed. In the future we expect this value to increase as we encounter increased professional fees and continue our exploration and prospecting.

Cash from Financing Activities

We have funded our business thus far primarily from private offerings of our common stock, $32,000 from our shareholders and $25,000 from our director. We will require further funding to continue our operations and hope to attain this from further sales of our common stock. However, there are no assurances that we will be able to achieve further sales and if this situation does arise then we will not be able to finance further exploration and our business will fail.

Going Concern

We have not attained profitable operations and are dependant upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they are concerned that we will not be able to continue as a going concern.

Future Financing

We anticipate continuing to rely on equity sales of our common stock to finance our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Description of Properties

Our executive offices are located at Suite 105-195, 9101 West Sahara, Las Vegas, NV, USA, 89117-5772. We also have 14 mineral claims in northern British Columbia, as described above under Description of Business.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

• Any of our directors or officers;
• Any person proposed as a nominee for election as a director;
• Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
• Any member of the immediate family of any of the above person.

Purchase of Shares by Alexander Long

Alexander Long, our president, director, treasurer and secretary acquired 10,000,000 shares of our common stock and 5,000,000 shares of our preferred stock. Mr. Long paid a total purchase price of $10,000 for these shares on the 10th of February, 2005.

Advances by Alexander Long

Mr. Long has advanced UGODS Inc. funds in the amount of $15,000 for general working capital since our inception on February 8th, 2005. This amount is unsecured, bears no interest and has no repayment terms. As of the date of this prospectus, none of these funds have been repaid.

Agreement with Decoors Mining

On February 14th, 2005, as a part of our purchase agreement with Decoors Mining Corp. we entered into a net smelter return royalty agreement. The terms of this agreement outline that Decoors is entitled to a royalty payment equal to 3% of the net smelter returns as follows:

• The net smelter return shall return the net amount of money received from the sale of ore, or ore concentrates or other products from the UGODS claim property to a smelter or other ore buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates less all umpire charges which the owner may be required to pay.
• Payment of the royalty to Decoors shall be made quarterly within 60 days after the end of each calendar quarter. Within 90 days after the end of each calendar year in which the royalty is payable to the vendors, the records relating to the calculation of the royalty for such year shall be audited and any resulting adjustments in the net smelter return royalty payable to the vendors shall be made forthwith.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this prospectus, we have 34 registered shareholders.

Rule 144 Shares

A total of 128,000 shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

• 1% of the number of shares of the company S stock then outstanding which, in our case, will equal approximately 101,280 shares as of the date of this prospectus; or
• The average weekly trading volume of the company S stock during the four calendar weeks preceding the filing of a notice on form 144with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule144 (k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 10,128,000 of our shares to be sold will be required to be sold in accordance with the provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Options, Warrants and Other Convertible Securities

We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

• We would not be able to pay our debts as they become due in the usual course of business; or
• Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

As of the date of this prospectus, we have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Our first fiscal year will end on January 31st of 2006. As of the date of this prospectus, our president and director, Mr. Alexander Long, has received no form of compensation for his work. As we have no outlined employment or compensation agreements for the end of our fiscal year Mr. Long will not be drawing any sort of compensation, whether it is in the form of a salary or any other benefits.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our director.

Financial Statements

The following financial statements were prepared by Moore & Associates, Chartered Accountants and Advisors on the basis of the generally accepted accounting principles of the United States. All dollar amounts are expressed in U.S. dollars.

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ugods, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Ugods Inc., as of October 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on February 8, 2005 through October 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ugods Inc. as of October 31, 2005 and the results of its operations and its cash flows for the period from inception on February 8, 2005 through October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

December 5, 2005

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

UGODS, Inc.
Notes to Financial Statements
October 31st, 2005

Note 1 – Nature of Organization

a) Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on February 8th, 2005 (date of inception) with a principle business plan to pursue mining opportunities in Canada. The Company is considered a developing enterprise.

b) Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c) Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a January 31st year end.

d) Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalents.

e) Estimates

The preparation of financial statements in conformity with the generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f) Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonable assured.

g) Organization Costs

The Company has expensed the costs of its incorporation.

h) Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred.

i) Concentration of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At October 31st, 2005, the Company’s bank deposits did not exceed the insured amounts.

j) Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From Inception on February 8, 2005 Through October 31, 2005

Loss (numerator)	-$56,010
Shares (denominator)	10,528,000

Per Share Amount:	-$0.005

k) Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Net deferred tax assets consist of the following components as of October 31st, 2005.

Deferred tax assets (NOL Carryover)	-$56,010
Deferred tax liabilities	$0.00
Valuation allowance	$0.00
Net deferred tax asset	-$56,010

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended

UGODS, Inc.
Notes to Financial Statements
October 31st, 2005

Note 1 – Nature of Organization (continued)

k) Income Tax (continued)

k) Income Taxes

October 31st, 2005 due to the following:

Book income	$0.00
Valuation allowance	$0.00
Total:	$0.00

At October 31st, 2005, the Company had net operating loss forwards of approximately -$56,010 that may be offset against future taxable income through 2025. No tax benefit has been reported in the December 31st, 2005 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carry-forwards for Federal Income Tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependant on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

UGODS, Inc.
Notes to Financial Statements
October 31st, 2005

Note 2 – Going Concern (continued)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

UGODS, Inc.
Statement of Operations
From the Period From February 8th, 2005
(Inception) to October 31st, 2005

Year-to-Date 2005

Revenues	-$56,010

UGODS, Inc.
Statement of Operations
From the Period From February 8th, 2005
(Inception) to October 31st, 2005

	Year-to-Date (2005)

General & Admin. Expenses
Auto Expense	$171.00	0.0%
Bank Charges	$103.00	0.0%
Filing Fees-Public Offering	$32,213.00	0.0%
Legal & Accounting	$4,000.00	0.0%
Mine Exploration	$13,500.00	0.0%
Office Expense	$1,178.00	0.0%
Rent Expense	$3,356.00	0.0%
Telephone Expense	$1,355.00	0.0%
Utilities	$134.00	0.0%

Total General & Admin. Expenses	$56,010.00	0.0%

Operating Income (Loss)	-$56,010.00	0.0%

Net Income (Loss)	-$56,010.00	0.0%

Basic Loss Per Share	-$0.005

Weighted Average Number of Shares Outstanding
Shares Outstanding	10,528,000

UGODS, Inc.
Statement of Operations
From the Period From February 8th, 2005
(Inception) to October 31st, 2005

	Common		Additional	Common
	Stock	Stock	Paid In	Stock	Accumulated	Total
	Shares	Amount	Capital	Subscriptions	Deficit	Equity

Founders Stock Issued
A. Long - Feb 10, 2005	10,000,000	$10,000	$15,000			$25,000

Stock Issued
Go Public First - Feb 8, 2005	400,000*	$400	$3,600			$4,000

Stock Issued
Various – April 6, 2005	128,000	$128	$31,872			$32,000

Net Income For The
Period Feb 8, 2005
(Inception) to Oct 31, 2005					-$56,010	-$56,010

Balance Oct 31, 2005	10,528,000	$10,528	$50,472	$0	-$56,010	$4,990

* These 400,000 shares are in the process of being rescinded due to failure to honour contractual obligations behalf of Go Public First.

UGODS, Inc.
Statement of Cash Flows
From the Period From February 8th, 2005
(Inception) to October 31st, 2005

2005
Net Income	-$56,010.00

Losses (gains) on sales
of fixed assets	$0.00

Increase (decrease) in
operating liabilities	$0.00
Total Adjustments	$0.00

Net Cash Provided By (Used In)
Operating Activities	-$56,010.00

Cash Flows From Investing Activities
Net Cash Provided By (Used In)
Investing Activities	$0.00

Cash Flows From Financing Activities
Proceeds from Sale of Stock	$61,000.00

Net Cash Provided By (Used In)
Financing Activities	$61,000.00

Net Increase (Decrease) In Cash
and Cash Equivalents	$4,990.00

Cash and Cash Equivalents at Beginning of Period	$0.00

Cash and Cash Equivalents at End of Period	$4,990.00

UGODS, Inc.
Balance Sheet
October 31st, 2005

Liabilities and Stockholders’ Equity

		2005
Current Liabilities
Total Current Liabilities		$0.00

Long Term Liabilities
Total Long Term Liabilities		$0.00

Total Liabilities			$0.00

Stockholders' Equity
Common Stock: $0.001 par value,
75,000,000 shares authorized:
10,528,000 shares issued
and outstanding.	$10,528.00
Paid in Capital	$50,472.00
Retained Earnings	($56,010.00)

Total Stockholders' Equity			$4,990.00

Total Liabilities and
Stockholders' Equity			$4,990.00

UGODS, Inc.
Balance Sheet
October 31st, 2005

Assets

		2005
Current Assets
Cash and Cash Equivalents	$4,990.00

Total Current Assets		$4,990.00

Property and Equipment
Net Property and Equipment		$0.00

Other Assets
Total Other Assets		$0.00

Total Assets			$4,990.00

Changes In and Disagreements with Accountants
On Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

a) Is not liable pursuant to NRS 78.138; or
b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

a) Is not liable pursuant to NRS 78.138; or
b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit or proceeding, under receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

Our Bylaws

Our bylaws provide that we shall indemnify any director, officer, employee or agent of the corporation, or any person serving in any such capacity of any other entity or enterprise at the request of the corporation, against any and all legal expenses, claims and/or liabilities arising out of any action, suit or proceeding except an action by or in the right of the corporation.

The corporation may indemnify any person where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Indemnification shall be made by the corporation only when authorized in the specific case and upon a determination that indemnification is proper by:

1) The stockholders;
2) A majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit, or proceeding; or
3) Independent legal counsel in a written opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Our bylaws further provide that expenses incurred in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions.

The indemnification provided by these bylaws shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are outlined below:

Securities and Exchange Commission Registration Fee	$7
Transfer Agent Fees	$1,500
Accounting and Auditing Fees	$5,000
Legal Fees	$15,000
Edgar Filing Fees	$2,000
Total:	$23,507

With the exception of the SEC registration fee, all amounts are estimates.

We are paying all the expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, shall be paying any other expenses incurred in the selling of their common stock.

Recent Sales of Unregistered Securities

We completed an offering for 128,000 shares of our common stock on the 20th of April, 2005, to 33 shareholders. These are the same shareholders outlined in the ‘Selling Security Holders’ section of this prospectus. These stocks were issued at a price of $0.25 per share and the total amount received was $32,000. We also completed an offering of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock to our president and director, Alexander Long, on or about the 10th of February, 2005. The total amount received in this offering was $25,000. Of the $25,000, $10,000 was payment for the stock and $15,000 was as an advance.

On the 2nd of November, 2005, our Board of Directors terminated the 400,000 shares that had previously been issued to Go Public First, Inc. for non-performance on a contractual agreement.

In all of the offerings, we relied upon Category 3 of Rule 903 of Regulation S as an exemption from the registration requirements of the Act. The facts supporting the availability of Regulation S for these offerings were that:

1) The offer and sale was not made to any U.S. persons or for the account or benefit of U.S. persons;
2) Each purchaser certified that he or she was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;
3) Each purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration;
4) Each purchaser agreed not to engage in hedging transactions with regard to our securities unless in compliance with the Act;
5) We are required by virtue of the terms of each subscription agreement to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

All offers and sales in connection with the shares sold pursuant to Regulation S were made in offshore transactions as defined by Item 902(h) of Regulation S. There were no direct selling efforts in the United States.

Exhibits

Exhibit Number	Description of Exhibit
1	Articles of Incorporation
2	Amendment of Resident Agent Change
3	Amendment of Officers List
4	Amendment of Go Public First Shares
5	Amendment of Office Address
6	Bylaws of the Corporation
7	Decoors Mining Contract

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
c) To include any material information with respect to the plan of distribution,

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on December 8th, 2005.

UGODS, INC.

By:     /s/ Alexander Long

            Alexander Long
            President, Director, Treasurer and Secretary